CONTACTS:

Doug Barnett – Financial Analysts 972-987-3352 barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR RELEASE: 8:00 A.M. CT, MONDAY, NOVEMBER 14, 2005

UGS Reports Third Quarter 2005 Consolidated Revenue of US$290.2 Million, or 23.4 Percent Year-over-year Growth

Performance marks ninth consecutive quarter of year-over-year total revenue growth for product lifecycle management (PLM) industry leader

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced financial results for the third quarter ended September 30, 2005. In the third quarter, UGS marked its ninth consecutive quarter of year-over-year total revenue growth and expanded its market leadership position in the high-growth collaborative Product Development Management (cPDM) space with a year-over-year 73.8 percent revenue increase including acquisitions, or 45.9 percent without acquisitions.

UGS’ performance was driven by continued growth in its two key product segments (cPDM and CAx) and growth in each of its geographic regions.

Third quarter financial highlights include:

•	Total revenue increased to US$290.2 million, or 23.4 percent growth over the same period a year earlier. That includes US$89.8 million in license software revenue, or a 24.9 percent year-over-year increase. The acquisition of Tecnomatix Technologies Ltd. added US$20.5 million in overall revenue and US$7.5 million in license software revenue. The company saw an increase in total revenue in each geographic region compared to the same period in 2004.

•	Reported operating income was US$19.3 million, a 153.9 percent year-over-year increase, and includes the impact of acquisition-related intangible amortization costs of US$39.2 million.

•	EBITDA (defined below) was US$63.8 million, or 23.6 percent growth over the same period a year earlier. This was in line with company expectations and includes its decision to increase the investment in research and development, selling and marketing, and the increase in costs associated with being an independent company.

•	In the figures presented above, the company has not made adjustments for the impact of deferred revenues written off in connection with the acquisition of the company and acquisitions by the company. These write-offs had the effect of reducing third quarter 2005 revenues and earnings by US$2.2 million and third quarter 2004 revenues and earnings by US$16.5 million.

“We remain focused on growing our business through enabling global innovation networks for our customers. Following the quarter where we marked our one-year anniversary of operating independently, we continue to see a steady stream of cPDM growth and enterprise contracts,” said Tony Affuso, chairman, CEO and president of UGS. “Our customer focus and our leadership position in the PLM market is driving our continued growth and fueling the customer innovation announcements that highlight our success in creating value through global innovation networks.”

Customer Innovation Leadership Announcements
UGS issued two announcements today (see separate releases) highlighting key milestones from the third quarter:

•	In a separate announcement today, UGS announced that MTU Aero Engines GmbH, Germany’s leading aircraft engine manufacturer, standardized on UGS for digital product development as part of €1 million (US$1.2 million) contract extension. Under the new extension MTU Aero Engines will add another 85 seats of NXTM software, replacing the existing computer-aided design (CAD) software.

•	In a separate announcement today, UGS announced that Renishaw, the world’s leading supplier of metrology and spectroscopy products, selected UGS Tecnomatix™ solutions to streamline its new product introduction (NPI) processes. The company will use Tecnomatix digital manufacturing software to better manage its manufacturing systems by shortening the design cycle, removing wasteful processes and reducing the number of file formats required to produce new products.

Additional Customer Innovation Leadership Announcements
In the third quarter UGS announced major customer innovation leadership contracts (the company expects to realize revenue from the contracts highlighted below over multiple quarters) and executed key product launches. Contract announcement highlights:

•	Announced that it extended its PLM agreement with General Motors (GM) and that GM will leverage the Open Manufacturing BackboneTM (OMB), UGS’ globally-scalable digital manufacturing technology platform, to enhance collaboration at the plant floor level.

•	Announced that Patria Vehicles Oy, part of the Patria Group, standardized on UGS’ NX and Teamcenter PLM software. The agreement reinforces UGS’ position as leading PLM provider in Finland and creates a framework to deploy NX and Teamcenter for armored wheeled vehicles, Patria Vehicles’ flagship product. NX replaced Patria Vehicles’ existing CAD solutions.

•	Announced that Pilatus Aircraft Ltd., the world’s leading manufacturer of single-engine turboprop aircraft, awarded UGS a $1 million expansion contract as the company continued its standardization on UGS’ Teamcenter for PLM.

•	Announced that leading Swedish contract manufacturer, Partnertech, signed a three-year extension for UGS® digital manufacturing solutions.

Product announcement highlights:

•	Launched Version 4 of NX, the latest release of the company’s comprehensive software solution for digital product development. Building on its industry-leading ability to capture knowledge and simulate performance throughout the product development process, NX 4 includes hundreds of customer-driven enhancements that improve manufacturers’ ability to differentiate their products and to transform their process of innovation. New features address product styling, design, simulation and manufacturing, along with data migration tools that benefit I-deas® software users transitioning to NX.

•	Through the launch of UGS’ new mid-market product portfolio – UGS Velocity SeriesTM – UGS became the first company to bring enterprise PLM to the mid-market. UGS Velocity Series includes the industry’s first comprehensive, preconfigured portfolio of digital product design, analysis and data management software. New products within UGS Velocity Series include:

•	Teamcenter Express, a breakthrough mid-market solution for cPDM that applies pre-configured industry best practices to provide ease of installation, setup, ease of use and support, for a lower total cost of ownership. It manages the complete design process for engineering organizations currently experiencing a data explosion brought on by rapidly expanding product complexity.

•	Solid Edge® Version 18, which includes integrated cPDM technology and delivers hundreds of enhancements, including new analysis and data management features.

•	FEMAP® 9.1, the latest version of the world’s most popular PC-based computer-aided engineering application — a robust pre- and post-processing finite element modeling application. FEMAP 9.1 delivers in-depth finite element modeling for both full time experts and occasional users.

UGS will host its third quarter 2005 earnings with securities analysts live on the Internet at 10:30 a.m. Central time, Monday, November 14, 2005. Presentation slides will be posted on www.ugs.com at 8:00 a.m. Central time. See below for webcast/teleconference access information.

TO LISTEN VIA STREAMING WEB AUDIO:

URL: https://e-meetings.mci.com

Conference Number: 3873703

Passcode: UGS

Note: Pop-up blockers must be disabled.

To join:
• • •	Go to the URL listed above Select Join an Event from the Events tab Enter all requested registration information and follow instructions to proceed

TO LISTEN VIA PHONE:
Domestic and International: +1-517-268-4880
Passcode: UGS

TO VIEW THE ACCOMPANYING VISUAL PRESENTATION VIA NET CONFERENCE:
URL: https://e-meetings.mci.com/nc/join.php?i=PA3873703&p=UGS&t=c
Note: Participants who want to view the net conference are advised to visit http://www.mymeetings.com/updates/net-systemcheck.php?ver=2003 any time prior to the event to ensure their systems are properly configured.

NET REPLAY:
URL: https://e-meetings.mci.com/nc/join.php?i=PA3873703&p=UGS&t=r
Note: The replay will be available approximately 60 minutes after the call concludes and the link will be live until Dec..14, 2005.

About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with nearly 4 million licensed seats and 46,000 customers worldwide. Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation. For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS, Femap, I-deas, JT, NX, Open Manufacturing Backbone, OMB, Solid Edge, Teamcenter, Tecnomatix, Velocity Series and Transforming the process of innovation are registered trademarks or trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

The statements in this news release that are not historical statements, including statements regarding our business, results of operations expected financial performance and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the PLM industry, loss or downsizing of customers, competition, failure to innovate, international operations and exchange rate fluctuations, terrorist activities, acquisitions, changes in pricing models, intellectual property and losses of key employees. UGS has included a discussion of these and other pertinent risk factors in its registration statement on Form S-4 most recently filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor
	UGS Corp.
	Three months	Three months
	ended	ended
	September 30, 2005	September 30, 2004

Revenue:
Software	$89,842	$71,890
Maintenance	129,706	95,749
Services and other	70,701	67,483

Total revenue	290,249	235,122

Cost of revenue:
Software	4,761	5,017
Maintenance	14,459	12,843
Services and other	58,451	54,443
Amortization of capitalized software and acquired intangible assets	32,059	25,471

Total cost of revenue	109,730	97,774

Gross profit	180,519	137,348

Operating expenses:
Selling, general and administrative	107,803	88,976
Research and development	44,350	33,464
Amortization of other intangible assets	9,018	7,274

Total operating expenses	161,171	129,714

Operating income	19,348	7,634
Interest expense and amortization of deferred financing fees	(25,197)	(22,452)
Other (expense) income, net	(919)	7,045

Loss before income taxes	(6,768)	(7,773)
Provision (benefit) for income taxes	(2,002)	(2,942)

Net loss	$(4,766)	$(4,831)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor		Predecessor
	UGS Corp.		UGS PLM
			Solutions Inc.
		Period of
	Nine months	May 27, 2004	Period of
	ended	through	January 1, 2004
			through May
	September 30, 2005	September 30, 2004	26, 2004

Revenue:
Software	$244,738	$112,360	$100,780
Maintenance	369,614	130,548	163,012
Services and other	213,472	94,188	94,011

Total revenue	827,824	337,096	357,803

Cost of revenue:
Software	15,161	7,493	7,163
Maintenance	42,317	18,222	21,177
Services and other	181,148	75,504	81,259
Amortization of capitalized software and acquired intangible assets	89,283	34,461	23,540

Total cost of revenue	327,909	135,680	133,139

Gross profit	499,915	201,416	224,664

Operating expenses:
Selling, general and administrative	313,382	120,899	136,817
Research and development	118,990	44,470	52,851
In-process research and development	4,100	50,819	—
Restructuring	1,774	—	—
Amortization of other intangible assets	25,327	10,798	2,500

Total operating expenses	463,573	226,986	192,168

Operating income (loss)	36,342	(25,570)	32,496
Interest expense and amortization of deferred financing fees	(71,576)	(30,408)	(2,021)
Other (expense) income, net	(14,326)	7,265	2,010

(Loss) income before income taxes	(49,560)	(48,713)	32,485
Provision (benefit) for income taxes	(14,601)	806	10,092

Net (loss) income	$(34,959)	$(49,519)	$22,393

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	Successor
	September 30,	December 31,
Assets:	2005	2004
Current assets
Cash and cash equivalents	$76,253	$58,400
Accounts receivable, net	230,688	233,180
Prepaids and other	18,903	23,869
Deferred income taxes	43,696	62,890

Total current assets	369,540	378,339

Property and equipment, net	35,309	33,751
Goodwill	1,429,059	1,317,948
Capitalized and acquired software, net	482,221	435,816
Customer accounts, net	209,548	217,961
Other intangible assets, net	141,072	116,501
Other assets	40,806	42,696

Total assets	$2,707,555	$2,543,012

Liabilities and Stockholder’s Equity:
Current liabilities
Accounts payable and accrued liabilities	$171,061	$150,290
Deferred revenue	143,398	110,027
Income taxes payable	1,117	337
Current portion of long-term debt	—	5,000

Total current liabilities	315,576	265,654

Other long-term liabilities	48,103	41,011
Deferred income taxes	198,066	217,122
Long-term debt	1,232,086	1,049,623
Stockholder’s equity
Common stock, $ .01 par value, 3,000 shares authorized; 100 issued and outstanding at September 30, 2005 and December 31, 2004	—	—
Additional paid-in capital	1,005,751	1,005,479
Retained deficit	(76,096)	(41,136)
Accumulated other comprehensive (loss) income, net of tax	(15,931)	5,259

Total stockholder’s equity	913,416	969,602

Total liabilities and stockholder’s equity	$2,707,555	$2,543,012

Adjusted operating income represents operating income (loss) adjusted for amortization of acquisition related intangible assets, restructuring charges, and charges for in-process research and development. Adjusted operating income is not a recognized term under generally accepted accounting principles, or GAAP. Adjusted operating income does not represent operating income (loss), as that term is defined under GAAP, and should not be considered as an alternative to operating income (loss) as an indicator of our operating performance. We have included information concerning adjusted operating income because we use such information when evaluating operating income to better evaluate the underlying performance of the Company. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income (loss), the GAAP measure we believe to be most directly comparable to adjusted operating income (in thousands).

	Successor
	Three months	Three months
	ended	ended
	September 30	September 30
	2005	2004
Reconciliation of operating income to adjusted operating income:
Operating income	$19,348	$7,634
Acquisition related intangible amortization	39,175	33,402

Adjusted operating income	$58,523	$41,036

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior secured credit facility entered into May 2004. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense as described below. EBITDA and Adjusted EBITDA are not a recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. UGS Corp. considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. We have included information concerning EBITDA and Adjusted EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA (in thousands).

	Successor
	Three months	Three months
	ended	ended
	September 30,	September 30,
	2005	2004
Reconciliation of net loss to EBITDA:
Net loss	$(4,766)	$(4,831)
Interest expense	25,197	22,452
(Benefit) provision for income taxes	(2,002)	(2,942)
Depreciation and amortization	45,389	36,974

EBITDA	$63,818	$51,653

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$63,818	$51,653
Impact of revenue reduction resulting from purchase accounting (a)	2,169	16,501
Other items (d)	1,050	3,540
Currency translation impact (e)	1,109	(4,912)

Adjusted EBITDA	$68,146	$66,782

	Successor		Predecessor
		Period of
	Nine months	May 27, 2004	Period of
	ended	through	January 1, 2004
	September 30	September 30	through
	2005	2004	May 26, 2004
Reconciliation of net (loss) income to EBITDA:
Net (loss) income	$(34,959)	$(49,519)	$22,393
Interest expense	71,576	30,408	2,021
(Benefit) provision for income taxes	(14,601)	806	10,092
Depreciation and amortization	126,792	50,979	33,471

EBITDA	$148,808	$32,674	$67,977

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$148,808	$32,674	$67,977
Impact of revenue reduction resulting from purchase accounting (a)	8,076	26,914	—
Impact of in-process research and development (b)	4,100	50,819	—
Restructuring (c)	1,774	—	—
Other items (d)	4,445	6,980	—
Currency translation impact (e)	7,865	(4,912)	—

Adjusted EBITDA	$177,237	$112,475	$67,977

(a) Removes the purchase accounting impact for the adjustment to deferred revenue.
(b) Removes the impact of acquired in-process research and development that resulted from the acquisition of UGS PLM Solutions Inc. for the period of May 27, 2004 through September 30, 2004 and from the acquisition of Tecnomatix Technologies, Ltd. for the nine months ended September 30, 2005.
(c) Removes the impact of the restructuring charge.
(d) Represents the impact of management, consulting and advisory fees and related expenses paid to our parent companies and affiliates of each of our sponsors, as well as expenses associated with our retention incentive plan for certain members of management.
(e) Represents the net effect of unrealized gains and losses from revaluing the intercompany debt that resulted from the acquisition of UGS PLM Solutions Inc. and from hedging obligations used to offset foreign exchange currency balance sheet exposures